UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2011, Gryphon Gold Corporation (the “Registrant”) entered into an underwriting agreement with Roth Capital Partners, LLC (“Roth”) and Acumen Capital Finance Partners Limited (“Acumen” and together with Roth, the “Underwriters”) pursuant to which the Underwriters agreed to purchase 80,000,000 shares of common stock of the Registrant (“Common Shares”) at price of $0.125 per Common Share (CDN$0.12 per Common Share) for aggregate gross proceeds to the Registrant of approximately $10,000,000 (CDN$9,600,000) (the “Offering”).  In addition, the Registrant granted the Underwriters an over-allotment option, exercisable within 30 days of the closing of the Offering, to purchase up to an additional 12,000,000 Common Shares at the public offering price of the Offering to cover over-allotments, if any (the “Over-Allotment Option”).

Pursuant to the Underwriting Agreement, the Registrant also granted the Underwriters warrants to purchase up to that number of Common Shares equal to an aggregate of 2.5% of the total number of Common Shares sold by each of Roth and Acumen, respectively, pursuant to the Offering (including any Common Shares sold pursuant to the Over-Allotment Option).  The warrants are exercisable commencing November 10, 2011 for a period of up to two years thereafter at an exercise price of $0.30 per Common Share.  Additionally, in consideration for services rendered by the Underwriters, the Registrant agreed to pay the Underwriters a fee equal to 6% of the aggregate gross proceeds of the Offering.

As previously announced by the Registrant, the Offering closed on May 18, 2011.  In connection with the closing of the Offering, Acumen exercised its portion of the Over-Allotment Option and purchased an additional 6,000,000 Common Shares of the Registrant at price of $0.125 per Common Share (CDN$0.12 per Common Share) for additional gross proceeds to the Registrant of approximately $750,000 (CDN$720,000).  Roth may exercise its portion of the Over-Allotment Option to purchase up to an additional 6,000,000 Common Shares of the Registrant at any time up to and including June 10, 2011.  Roth acted as sole book-running manager for the Offering in the United States and Acumen acted as sole book-running manager for the Offering in Canada.

The Registrant intends to use the net proceeds of the Offering to start oxide heap leach operations at its Borealis gold project, located in Mineral County, Nevada, including to construct necessary facilities, purchase necessary equipment, fund the bonding of the affected areas for reclamation and closure, recruit and hire key operating positions, fund four months of mining operations and for general administrative and working capital needs.

Pursuant to the Underwriting Agreement, the Common Shares were sold in the United States by way of a registration statement on Form S-1 (File No. 333-172083), initially filed with the Securities and Exchange Commission (“SEC”) on February 4, 2011 and declared effective on May 13, 2011, and in Canada by way of a short form prospectus as filed with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan and Ontario.

The foregoing description of the Offering is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 9.01	Exhibits.

Exhibit	Description
10.1	Underwriting Agreement, dated May 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: May 19, 2011	By:	/s/ John L. Key
John L. Key Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Underwriting Agreement, dated May 13, 2011